Exhibit 99.1

SouthWest Water Company Reports First Quarter 2008 Financial Results

LOS ANGELES--(BUSINESS WIRE)--In the Condensed Consolidated Statements of Income, under Expenses, add the following row below "Services operating expenses":

	Three Months Ended
	March 31,
	2008	2007

Services intersegment eliminations	(5,216)	(5,701)

The corrected release reads:

SOUTHWEST WATER COMPANY REPORTS FIRST QUARTER 2008 FINANCIAL RESULTS

SouthWest Water Company (NASDAQ:SWWC) today reported financial results for the first quarter ended March 31, 2008.

For the quarter, revenues increased 6% to $50.8 million from $47.9 million in the first quarter of 2007. Operating income declined to $1.8 million compared with $3.1 million in 2007. Loss from continuing operations was $314,000, or $0.01 per diluted share, compared to income from continuing operations of $840,000, or $0.03 per diluted share, in the first quarter of 2007. Net loss was $601,000, or $0.02 per share, which includes a loss from discontinued operations, net of tax, of $287,000. This compares to net income of $614,000, or $0.03 per share, which includes a loss from discontinued operations, net of tax, of $226,000 in the 2007 first quarter. Weighted average shares outstanding used to compute earnings per share for the quarter were 24.4 million.

“Both our Utility and Services businesses increased revenues and operating income in the first quarter of 2008,” said Mark A. Swatek, SouthWest Water chief executive officer and chairman. “Our bottom line results were impacted by temporary increases of $1.8 million in corporate overhead related to our business process improvements and a unique strategic opportunity that did not come to fruition.”

Division Results

Revenues in the Utility business were $22.3 million, up from $20.0 million in first quarter of 2007. This 12% increase was primarily due to a fourth quarter 2007 interim rate increase in Texas and acquisitions, principally the wastewater treatment plant in Birmingham, Alabama, completed in the first quarter of 2008. The increased revenues were partially offset by reduced consumption in California due to wet weather. Operating income increased 11% to $6.4 million compared with $5.8 million in last year’s first quarter, primarily due to higher revenue.

Services business revenues were $33.6 million up from $33.5 million in the first quarter of 2007, which includes intersegment revenues of $6.3 million and $7.2 million, respectively. This increase was due to new business and on-going efforts to re-price renewing contracts, partially offset by reduced construction projects for the company's Texas and New Mexico utilities, in part due to the slow down in housing construction as well as less project work performed. Operating income improved to $860,000, or 2.6% of revenues, from $701,000, or 2.1% of revenues, in the first quarter of 2007.

“Our efforts to restructure the company and improve our business processes are showing results,” commented Swatek. “The margins in our Services business are improving, on-going overhead costs have been reduced, and our revenue mix is becoming more balanced between our Utility and our Service businesses.”

SG&A and Capital Expenditures

On January 1, 2008, the company implemented an Oracle-based, integrated financial module throughout the entire organization as part of its Cornerstone business reengineering project. As a result, the methodology of capturing and reporting certain operating and selling, general and administrative expenses, as well as the classification of expenses between business segments, has changed. For the first quarter of 2008, consolidated SG&A expenses were $9.6 million, representing 19% of revenues. Prior year amounts have not been reclassified to conform to the 2008 presentation because the information to do so is not available and the cost to develop it would be excessive. The reclassification and changes primarily affected the Services business by lowering its SG&A costs and increasing its operating expenses. The Utility business and corporate SG&A expenses were not significantly affected by the reclassification.

Corporate SG&A expenses were $5.4 million compared with $3.4 million for the same period in the prior year. The increases include $800,000 related to Cornerstone, which commenced late in the second quarter of 2007; $700,000 in professional fees associated with evaluating a strategic business opportunity that did not materialize because of changes in market conditions; and $300,000 in other temporary increases associated with business process re-engineering projects.

Total company funded capital expenditures were $6.9 million, including $1.9 million related to the Cornerstone project, compared to $6.7 million in the first quarter of 2007.

Conference Call

The company will discuss its first quarter results in a conference call and webcast to be held today, May 12, 2008, at 4:00 p.m. Eastern time (1:00 p.m. Pacific). The conference call can be accessed on the company’s website at www.swwc.com. For those unable to participate in the live webcast, a replay will be available shortly after the call on the company’s website. A telephonic replay will also be available beginning at 6:00 p.m. Eastern (3:00 p.m. Pacific) until midnight May 19, 2008 at 888-286-8010 (international callers 617-801-6888), passcode 41760667.

SouthWest Water Company provides a broad range of services, including water production, treatment and distribution; wastewater collection and treatment; utility billing and collection; utility infrastructure construction management; and public works services. The company owns regulated public utilities and also serves cities, utility districts and private companies under contract. More than two million people from coast to coast depend on SouthWest Water for high-quality, reliable service. Additional information may be found on the company’s website: www.swwc.com.

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including expectations relating to future revenues and income, the company’s ability to gain new business and control costs, involve risks and uncertainties, as well as assumptions that, if they prove incorrect or never materialize, could cause the results of the company to differ materially from those expressed or implied by such forward-looking statements. Actual results may differ materially from these expectations due to changes in regulatory, political, weather, economic, business, competitive, market, environmental and other factors. More detailed information about these factors is contained in the company’s filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in the company’s 2007 Annual Report on Form 10-K. The company assumes no obligation to update these forward-looking statements to reflect any change in future events.

Condensed Consolidated Statements of Income
(unaudited and in thousands, except per share amounts)	Three Months Ended
	March 31,
	2008	2007
Operating Revenues:
Utility	$22,341	$20,034
Services	33,638	33,536
Less intersegment eliminations	(5,216)	(5,701)
Total revenues	50,763	47,869

Expenses:
Utility operating expenses	13,441	11,809
Services operating expenses	31,126	30,143
Services intersegment eliminations	(5,216)	(5,701)
Selling, general and administrative	9,605	8,530
Total expenses	48,956	44,781

Operating income	1,807	3,088

Other income (expense)
Interest expense	(2,361)	(1,854)
Interest income	122	135
Other, net	--	(49)

Income (loss) from continuing operations before taxes	(432)	1,320
Provision (benefit) for income taxes	(118)	480

Income (loss) from continuing operations	(314)	840

Loss from discontinued operations, net of tax	(287)	(226)

Net income (loss)	(601)	614
Preferred stock dividends	(6)	(6)
Net income (loss) applicable to common holders	(607)	608

Earnings per common share (Diluted):
Income (loss) from continuing operations	$(0.01)	$0.03
Loss from discontinued operations	(0.01)	--
Net income (loss) applicable to common holders	$(0.02)	$0.03

Weighted average outstanding common shares (diluted)	24,385	24,214
Consolidated Balance Sheet Information
(unaudited and in thousands)	March 31,	December 31,
	2008	2007

Current assets	$62,686	$61,585
Property, plant and equipment, net	445,110	417,903
Total assets	$543,948	$516,409

Current liabilities	$37,883	$46,184
Long-term debt	181,869	145,353
Contributions in aid of construction	114,789	115,442
Stockholders’ equity	158,126	159,194
Total liabilities and stockholders’ equity	$543,948	$516,409

CONTACT:
SouthWest Water Company
DeLise Keim, 213-929-1846
www.swwc.com
or
PondelWilkinson Inc.
Robert Jaffe, 310-279-5969
www.pondel.com